SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 23, 2003

VERITY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive
Sunnyvale, California 94089
(Address of principal executive offices and zip code)

        Registrant’s telephone number, including area code: (408) 541-1500

Item 9.     Regulation FD Disclosure.

        Verity, Inc. announced today that PricewaterhouseCoopers LLP has ceased to be Verity's independent public accountants. Verity had been investigating the possibility of changing its independent public accountants and was in discussions with proposed new independent public accountants. As part of this process, Verity requested that PricewaterhouseCoopers confer with these proposed new accountants. As a result of this request, PricewaterhouseCoopers informed Verity that it was resigning from the engagement. Verity will file a Current Report on Form 8-K under Item 4 of Form 8-K within the timeframe required by such form providing the information required to be provided regarding the termination of this relationship.

        Verity is in the final stages of engaging new independent public accountants, but that engagement has not been finalized. Verity will file a Current Report on Form 8-K under Item 4 within the timeframe required by such form once that engagement has occurred.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERITY, INC.

Dated: October 23, 2003	By: /s/ STEVEN R. SPRINGSTEEL Steven R. Springsteel Senior Vice President of Finance and Administration and Chief Financial Officer